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                                                             Exhibit 99.27(5)(b)

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VUL (TO THE POWER OF ONE) ADDENDUM TO APPLICATION                                       LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
HOME OFFICE LOCATION: SYRACUSE, NEW YORK 13202                         ADMINISTRATIVE MAILING ADDRESS: HARTFORD, CONNECTICUT  06103

1a.  Name of Proposed Insured A  (FIRST, MIDDLE INITIAL & LAST)        1b.  Name of Proposed Insured B  (FIRST, MIDDLE INITIAL &
                                                                            LAST)

1c.  Name of Owner  (PROVIDE FULL LEGAL NAME)                          1d.  Phone Number of Owner  (INCLUDING AREA CODE)

2.   What level of risk are you most comfortable assuming for the underlying investment options in your life insurance policy?
     (CHECK ONE ONLY.)   / / Aggressive     / / Moderately Aggressive      / / Moderate     / / Moderately Conservative

AUTOMATIC REBALANCING: THIS POLICY WILL BE ISSUED WITH QUARTERLY AUTOMATIC REBALANCING WHICH IS REQUIRED TO MAINTAIN THE OPTIMAL
NO-LAPSE ENHANCEMENT RIDER. PLEASE SEE THE PRODUCT PROSPECTUS FOR MORE INFORMATION REGARDING THE RIDER.

3. PREMIUM PAYMENT ALLOCATIONS ALLOCATION TO ANY ONE LINE MUST BE 1% OR MORE. USE WHOLE PERCENTAGES ONLY. THE ALLOCATIONS ELECTED
BELOW WILL ALSO BE USED FOR FUTURE PREMIUM PAYMENTS, AUTOMATIC REBALANCING, AND DOLLAR COST AVERAGING (IF ELECTED). TOTAL
ALLOCATIONS INCLUDING THE FIXED ACCOUNT MUST EQUAL 100%.

          _________ % FIXED ACCOUNT Transfer(s) from the Fixed Account may be subject to limitations in timing or amount.
                      SEE THE PRODUCT PROSPECTUS FOR ANY SUCH LIMITATIONS ON TRANSFERS.

[ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC.                 JANUS ASPEN SERIES

     Growth and Income Portfolio (Class A)                                  Balanced Portfolio (Service Shares)

     Premier Growth Portfolio (Class A)                                     Mid Cap Growth Portfolio (Service Shares)

     Small Cap Value Portfolio (Class A)                               LINCOLN VARIABLE INSURANCE PRODUCTS TRUST

     Technology Portfolio (Class A)                                         Aggressive Growth Fund (Standard Class)

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.                                  Bond Fund (Standard Class)

     Inflation Protection Fund (Class I)                                    Capital Appreciation Fund (Standard Class)

AMERICAN FUNDS INSURANCE SERIES                                             Global Asset Allocation Fund (Standard Class)

     Global Growth Fund (Class 2)                                           International Fund (Standard Class)

     Global Small Capitalization Fund (Class 2)                             Money Market Fund (Standard Class)

     Growth Fund (Class 2)                                                  Social Awareness Fund (Standard Class)

     Growth-Income Fund (Class 2)                                      M FUNDS, INC.

     International Fund (Class 2)                                           Brandes International Equity Fund

DELAWARE VIP TRUST                                                          Business Opportunity Value Fund

     Diversified Income Series (Standard Class)                             Frontier Capital Appreciation Fund

     Emerging Markets Series (Standard Class)                               Turner Core Growth Fund

     High Yield Series (Standard Class)                                MFS(R) VARIABLE INSURANCE TRUST

     Large Cap Value Series (Standard Class)                                Capital Opportunities Series (Initial Class)

     REIT Series (Standard Class)                                           Emerging Growth Series (Initial Class)

     Small Cap Value Series (Standard Class)                                Total Return Series (Initial Class)

     Trend Series (Standard Class)                                          Utilities Series (Initial Class)

     U.S. Growth Series (Standard Class)                               NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST

FIDELITY VARIABLE INSURANCE PRODUCTS                                        Mid-Cap Growth Portfolio

     Contrafund Portfolio (Service Class)                                   Regency Portfolio

     Equity-Income Portfolio (Service Class)                           SCUDDER INVESTMENT VIT FUNDS

     Growth Portfolio (Service Class)                                       EAFE(R) Equity Index Fund (Class A)

     Overseas Portfolio (Service Class)                                     Equity 500 Index Fund (Class A)

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST                        Small Cap Index Fund (Class A)

     Franklin Small Cap Fund (Class 1)                                 OTHER:

     Templeton Growth Securities Fund (Class 1)

4. DOLLAR COST AVERAGING IF DOLLAR COST AVERAGING (DCA) IS ELECTED, AN INITIAL PREMIUM ALLOCATION MUST BE MADE TO THE MONEY
MARKET FUND OR FIXED ACCOUNT. DCA TRANSFERS WILL CONTINUE MONTHLY UNTIL THE FIRST POLICY ANNIVERSARY OR UNTIL THE MONEY MARKET
FUND OR FIXED ACCOUNT IS EXHAUSTED OR THE PROGRAM IS TERMINATED, WHICHEVER OCCURS EARLIER.

     / /  NO           / /  YES (SUB ACCOUNT ALLOCATIONS WILL  BE THE SAME AS INDICATED IN SECTION 3 ABOVE)

4a.  CHOOSE AN ACCOUNT TO DOLLAR COST AVERAGE FROM:      / / FIXED ACCOUNT       / / MONEY MARKET

4b.  ENTER DOLLAR COST AVERAGING AMOUNT               $_________________/MONTH

NOTE: ALL PAYMENTS AND VALUES PROVIDED BY THE LIFE INSURANCE POLICY WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE
ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. THE DEATH BENEFIT PROCEEDS AND THE CASH VALUES MAY INCREASE OR
DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE VARIABLE ACCOUNT. ALSO, THE DEATH BENEFIT PROCEEDS MAY BE VARIABLE OR FIXED
UNDER SPECIFIED conditions.
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B30 NY-M                               (5/04)                             MGroup

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SUITABILITY ANSWERS TO QUESTIONS 5a - 11 ARE NOT REQUIRED IF THE POLICY OWNER IS A TRUST.

5a.  Total Net Worth  $ ________________  5b.  Total Household Income (EARNED & UNEARNED)                   _______________

5c.  Liquid Net Worth $ ________________  5d.  How much of Net Worth is in Stocks, Bonds and Mutual Funds?  _______________

6.  Total face value of other Life Insurance?

7.  Marital Status: (CHECK ONE.)   / /Single     / /Married     / /Divorced     / /Widowed     / /Separated

8.  Number of Dependents:                                               9.  Date of Birth:

10.  Source of Premium Dollars: (CHECK ONE.)    / /Corporate     / /Individual     / /Irrevocable Trust

11.  Current Employer Name & Address:

12.  Occupation: (CHECK ONE.)   / /Business Owner     / /Executive    / /Professional     / /Retiree     / /Other: ________________

13.  Tax Filing Status: (CHECK ONE.)   / /Single    / /Head of Household    / /Partnership    / /Non Taxable
                                        / /Joint     / /Corporation          / /Trust          / /Other _________________

14.  Time Horizon: (CHECK ONE.)  / /5 - 7 years    / /8 - 10 years    / /11 - 15 years    / /Other _________________

15.  For this policy, I/we am/are comfortable assuming: (CHECK ONE.)    / /Low Risk     / /Moderate Risk     / /High Risk

16.  Name of any person(s) authorized to transact business on behalf of this entity:

17.  Does the Policy Owner have any affiliation with, or work for, a member of a Stock Exchange or the National Association of
Securities Dealers, Inc., or other entity in dealing as agent or principal in securities? (IF "YES", PROVIDE THE NAME AND ADDRESS
OF THE COMPANY BELOW.) / /YES / /NO
     Company Name & Address:

19.  Name of Broker/Dealer:   (PLEASE PRINT.)

     Address:

     Telephone:                                                                Field Office Code:
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I/WE UNDERSTAND THAT VARIABLE UNIVERSAL LIFE IS A LIFE INSURANCE POLICY.

I/WE HAVE A CURRENT NEED FOR LIFE INSURANCE.

I/WE UNDERSTAND THAT THE CASH VALUE AND DEATH BENEFIT PROCEEDS OF A VARIABLE UNIVERSAL LIFE POLICY MAY INCREASE OR DECREASE BASED UPON THE INVESTMENT EXPERIENCE OF THE SUB-ACCOUNTS, AND THAT A DECREASE IN CASH VALUE MAY CAUSE A LAPSE IN THE POLICY AND LOSS OF LIFE INSURANCE COVERAGE.

I/WE HAVE READ THE QUESTIONS AND ANSWERS IN THIS VUL/SVUL ADDENDUM TO APPLICATION (ADDENDUM TO APPLICATION) AND DECLARE THAT THEY ARE COMPLETE AND TRUE TO THE BEST OF MY/OUR KNOWLEDGE AND BELIEF. I/WE AGREE, a) THAT THIS ADDENDUM TO APPLICATION AND APPLICATION SHALL FORM A PART OF ANY POLICY ISSUED, AND b) THAT NO AGENT/REPRESENTATIVE OF THE COMPANY SHALL HAVE THE AUTHORITY TO WAIVE A COMPLETE ANSWER TO ANY QUESTION IN THIS ADDENDUM TO APPLICATION, MAKE OR ALTER ANY CONTRACT, OR WAIVE ANY OF THE COMPANY'S OTHER RIGHTS OR REQUIREMENTS.

I/WE ACKNOWLEDGE RECEIPT OF THE CURRENT PRODUCT PROSPECTUS AND FUNDS PROSPECTUS(ES).

I/WE HAVE BEEN INFORMED OF THE RISKS INVOLVED IN THIS LIFE INSURANCE POLICY AND I/WE BELIEVE THE VUL/SVUL PRODUCT IS SUITABLE GIVEN MY/OUR OVERALL OBJECTIVE TOWARDS INVESTING AND TIME HORIZON.

ILLUSTRATION OF BENEFITS, INCLUDING DEATH BENEFITS, POLICY VALUES AND CASH SURRENDER VALUES ARE AVAILABLE UPON REQUEST.

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 SIGNATURE OF OWNER/TRUSTEE(PROVIDE OFFICER'S TITLE IF    WITNESS (LICENSED REPRESENTATIVE)             DATE
 POLICY IS OWNED BY A CORPORATION.)


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 DATED AT (CITY AND STATE)                                SIGNATURE OF FIELD INVESTMENT REVIEWER        DATE
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B30 NY-M                               (5/04)                             MGroup